UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2005

MAF BANCORP, INC.

(Exact name of registrant as specified in its charter)

_________________

Delaware	0-18121	36-3664868
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
55th Street & Holmes Avenue Clarendon Hills, Illinois		60514 (Zip Code)
(Address of principal executive offices)

        Registrant’s telephone number, including area code (630) 325-7300

Not Applicable

        (Former name or former address, if changed since last year)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

        See Item 5.02(c) for a description of the special terminiation agreement between Mid America Bank, fsb, a wholly-owned subsidiary of MAF Bancorp, Inc. (the “Company”), and the newly appointed executive officer named below, which information is incorporated herein by reference.

Item 5.02(c).     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        On April 27, 2005, the Board of Directors of the Company appointed Edward A. Karasek, age 51, as an executive officer of the Company and he was named to the additional position of Senior Vice President—Internal Audit and Compliance of the Company. He joined Mid America Bank in December 2003 and has been serving as Senior Vice President—Internal Audit and Compliance, of Mid America Bank, fsb. Prior to joining the Bank, Mr. Karasek was employed as a consultant providing internal audit consulting services to financial service organizations, and he was Senior Vice President — Corporate Audit Director for Bank One Corporation from 1998 to 2001.

        Mid America Bank entered into a three-year special termination agreement with Mr. Karasek effective on January 1, 2004. Prior to each anniversary date, the Board of Directors of the Bank may extend the agreement so that the remaining term shall be approximately three years. The Board extended the agreement in December 2004, and the current term of the agreement expires on December 31, 2007. The agreement provides that at any time following a change in control (as defined in the agreement) of the Bank or MAF Bancorp, if the Bank were to terminate Mr. Karasek’s employment for any reason other than “cause,” as defined in the agreement, or if he were to elect to terminate his own employment following his demotion, loss of title, office or significant authority, a reduction in his compensation, or relocation of his principal place of employment, he would be entitled to receive a termination payment in an amount equal to his salary and annual cash bonus payments for the preceding year. The Bank would also continue Mr. Karasek’s life, health and disability coverage for twelve months or, if earlier, until he is employed by another employer. The continued life, health and disability benefits provided under the agreement would apply to Mr. Karasek and to any of his dependents covered under the Bank’s life, health and disability plans prior to the change in control.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAF BANCORP, INC. BY: /s/ Jerry A. Weberling —————————————— Jerry A. Weberling Executive Vice President and Chief Financial Officer

Date: April 27, 2005